UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025

DSS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Wiregrass Pkwy, West Henrietta, NY	14586
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Debt Conversion Agreement

On July 21, 2025, DSS, Inc. (the “Company” or “Lender”) entered into a Debt Conversion Agreement with Impact Biomedical Inc. (“Impact” or the “Borrower”) in connection with a revolving promissory note originally issued by the Company on March 31, 2023, in the principal amount of $12,000,000 (the “Original Note”). The Original Note was amended on January 18, 2024 to (i) extend the maturity date to September 30, 2023, (ii) eliminate the advance feature, (iii) establish specific repayment terms, and (iv) adjust the interest rate to a market rate of interest (WSJ Prime + 0.5%).

Pursuant to the Debt Conversion Agreement, DSS agreed to settle all outstanding debt owed by Impact under the Original Note and related amendments, including any financial or operational support, credit, or services extended by DSS or its affiliates between June 21, 2025 and the closing date, in exchange for 31,939,778 shares of Impact’s freely tradeable common stock, par value $0.001 per share (the “Shares”). Upon closing, the issuance of the Shares constituted full and final satisfaction of all amounts owed to DSS.

The foregoing summary of the Debt Conversion Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Debt Conversion Agreement, filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit No.	Description
10.1	Debt Conversion Agreement, dated July 21, 2025, by and between DSS, Inc. and Impact Biomedical Inc.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DSS, INC.

Date: July 30, 2025	By:	/s/ Jason Grady
	Name:	Jason Grady
	Title:	Interim Chief Executive Officer